Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2007, except for Note 15 as to which the date is February 19, 2008, relating to the financial statements, which appears in FirstMerit’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP
Columbus, Ohio
February 6, 2009